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                      CORTLAND FIRST FINANCIAL CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


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

                           [NEWSPAPER ADVERTISEMENT]


                              FIRST NATIONAL BANK
                          PRESIDENT REFUTES JOB CLAIMS
                                BY CNY FINANCIAL

      An open letter to Cortland First Financial Corporation Shareholders
                               November 12, 1998


Dear Cortland First Shareholders:

     In yesterday's Cortland Standard, our so-called neighbors at Cortland Savings placed a full-page ad asking you to change your vote at our upcoming shareholder meeting. The ad says "First National Bank already transferred jobs to Oneida."

     That quote is false and misleading. We at First National have not moved any jobs to Oneida, nor do we have any plans to reduce overall employment in the Cortland area as a result of the merger. In fact, many new jobs may be created as we are successful in expanding our markets and services.

     Conversely, if CNY Financial were to acquire our Bank, as proposed by their press release, many jobs would certainly be lost here in Cortland through the consolidation of headquarters functions and the closing of banking offices. Also, this consolidation would reduce the level of banking service and competitive choices in Cortland.

     Clearly, our community will suffer in the event that these desperate plans by CNY Financial are implemented. Please join me and all of our directors in winning our proxy vote by voting "YES" for our pending merger of equals.

                   WHEN YOU VOTE YES, YOU VOTE FOR CORTLAND!

     I invite any of you to call me at (607) 758-1201 and I will personally speak with you about my statements. You won't have to talk to some out-of-towner like the CNY people are using.

      [Picture of D. Alvord]         Very truly yours,


                                     David R. Alvord
                                     President, First National Bank of Cortland


                                     [LOGO]

                                [PRESS RELEASE]

DATE:  November 11, 1998
CONTACTS:

      John C. Mott                         David R. Alvord
      President                            President and CEO
      Oneida Valley Bancshares, Inc.       Cortland First Financial Corporation
      (315) 363-4500                       (607) 758-1201

ONEIDA VALLEY BANCSHARES, INC. AND CORTLAND FIRST FINANCIAL REJECT
HOSTILE TAKEOVER PROPOSALS - COMMUNITY BANKS DECIDE TO STAY THE
COURSE
-------------------------------------------------------------------------------

      Oneida Valley Bancshares, Inc. and Cortland First Financial Corporation jointly announced today that they have rejected all takeover proposals received from CNY Financial Corporation. Mr. Alvord and Mr. Mott stated, "Both of our Boards have independently determined that we are not interested in pursuing a sale of our Banks. We remain fully committed to our pending merger of equals. Our Boards, after careful consideration, have unanimously reaffirmed that our Banks are not for sale and have concluded it is in our shareholders best long-term interest to reject the takeover proposal."

      "It is clear now that CNY has launched an aggressive campaign to attempt to persuade our shareholders to vote against our pending merger of equals. We view this as a continuation of a desperate attempt by a competitor to break up our pending merger of equals. The attempt by CNY Financial to take over our Banks seems to be uniting our shareholders in support of the pending merger of equals."

      Mr. Alvord stated, "It is unfortunate that a friendly competitor in our community has taken such ill-advised actions as a hostile takeover of our community bank. We believe our pending merger of equals with Oneida Valley is the best alternative for our shareholders as opposed to any quick sale of our Bank. We have a long-term plan for building value for our shareholders and our community. We will not permit a competitor in our marketplace to disrupt our long-term plans for success and merger with Oneida Valley."

      Mr. Mott stated that the phone calls he has received from Oneida Valley shareholders strongly support the pending merger and that he is not aware of any shareholder changing his or her vote based on the takeover proposal by CNY Financial. "Our shareholders seem to understand that this is basically a competitor coming in at the 'eleventh hour' trying to disrupt our pending merger."

      Mr. Mott and Mr. Alvord stated that the Board of Directors of their banks have recommended and urged their shareholders to vote yes for the pending merger of equals. They went on to say, "Our banks have prospered as community banks for well over 100 years. Our Board of Directors unanimously believes that we should continue our strategic merger of equals and we are committed to our long-term plan."

                           [NEWSPAPER ADVERTISEMENT]


                         SEVEN IMPORTANT QUESTIONS FOR
                              THE SHAREHOLDERS OF
                         ONEIDA VALLEY BANCSHARES, INC.


          Are you tired of the assault on our community and our bank?

                            [ ] YES       [ ] NO

                  Are you dismayed by the personal attacks on
                       our bank management and our board?

                            [ ] YES       [ ] NO

    Are you upset at tactics of desperate people who use hired spokesmen and
                    New York City lawyers to speak for them?

                            [ ] YES       [ ] NO

        Are you worried about the long-term prospects in our community, without the stability of a hometown commercial bank
                    managed and directed by hometown people?

                            [ ] YES       [ ] NO

              Are you confident that our directors and management
               will do what is best for you and our communities?

                            [ ] YES       [ ] NO

             Do you want to retain your ownership in a profitable, well-managed banking company headquartered in Oneida?

                            [ ] YES       [ ] NO

         Are you interested in the long-term growth of your investment in your company?

                            [ ] YES       [ ] NO

    If you answered "YES" to these questions, then vote "YES" on our pending merger of equals with Cortland First Financial Corporation.


                    WHEN YOU VOTE YES, YOU VOTE FOR ONEIDA!

                                     [LOGO]

                             [Shareholder Mailing]

                                                               November 12, 1998
To Our Shareholders:

The past week has been an especially divisive one in the Cortland community. This bothers me. I was born in Marathon and have spent my entire life in Central New York. I joined the Bank 35 years ago and have lived in Cortland during the entire time. With my wife Kathleen, I have raised three children in this community. My concern for Cortland is heartfelt and of long standing.

In the spirit of community, I felt it important to write this letter to you about the events which have engulfed our Bank. The First National Bank of Cortland has been a part of our local community for over 100 years. We are a well run Bank which has performed for our shareholders while serving the needs of our customers and our communities. There is hardly a local charitable event which is not well attended by our employees. They live in this community and support it with their actions.

When we met with the people in Oneida, we found they were a lot like we were. As we discussed a merger, our first concern (as was theirs) was to design a partnership. There was no talk of takeover. Instead, we talked of a shared culture of community banking. We put together a merger-of-equals with a partner that held our values and with which we feel we can continue our tradition of independent community banking.

It is truly distressing to me to find that our local competitor, Cortland Savings Bank, is now attempting to upset our proposed merger. They have retained New York City lawyers and have used bare-knuckles tactics to confuse the issues related to our merger. The ads which they have used along with the quotes which have appeared in the newspaper have been designed to divide this community. I will not respond to them. I will not sink to their level.

The Cortland community itself has convinced me that this is the proper course. The calls that I have received in response to CNY Financial's actions have been overwhelming in their support of our Bank. This has given me great comfort during this trying time. I thank you all.

But those calls will not be enough. We need all of our shareholders to make this choice:

         Will I vote yes on the merger with Oneida and support local community banking in Cortland or will I vote no and reward divisive actions which will lead to a takeover of our institution and the resulting job loss and consolidation of banking locations implied by such an action?

Our Board of Directors is composed of people you know. They are a part of this community and have its interests at heart. The proposal made by CNY Financial was made more than three months after we announced our merger, and less than two weeks before our shareholders meeting. Nevertheless, our Board met to consider the proposal. We weighed all of the factors that are important to the shareholders of our Company. Based on a deliberative discussion, we unanimously rejected the proposal and recommended proceeding with the merger-of-equals with Oneida.

It is our belief that the partnership we will form with Oneida will indeed be an alliance of similarly constituted Banks. We chose the name Alliance Financial Corporation in that spirit.

As I close, I urge you to support the commitment to our community that we have exhibited since 1869. The Board of Directors of Cortland First Financial Corporation urges you to vote yes on our merger with Oneida Valley Bancshares, Inc.

When you vote "YES", you vote for Cortland.


Very truly yours,



David R. Alvord
President & CEO